           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1997
                                        REGISTRATION NO. 333-31005
                                        REGISTRATION NO. 333-31005-01
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                        PRE-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-4
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ----------------------------


       ML BANCORP, INC.                                ML CAPITAL TRUST I
  (Exact name of Registrant                        (Exact name of Registrant
  as specified in its charter)              as specified in its trust agreement)

         PENNSYLVANIA                                       DELAWARE
(State or other jurisdiction of                  (State or other jurisdiction of
incorporation or organization)                   incorporation or organization)
           ---------                                        ---------

             6712                                             6719
 (Primary Standard Industrial                     (Primary Standard Industrial
  Classification Code Number)                      Classification Code Number)

          23-2752439                                       23-7904234
       (I.R.S. Employer                                 (I.R.S. Employer
      Identification No.)                              Identification No.)

                        ----------------------------

                               TWO ALDWYN CENTER
                          LANCASTER AVENUE & ROUTE 320
                         VILLANOVA, PENNSYLVANIA 19085
                                 (610) 526-6482

  (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)

                        ----------------------------

                                DENNIS S. MARLO
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                ML BANCORP, INC.
                               TWO ALDWYN CENTER
                          LANCASTER AVENUE & ROUTE 320
                         VILLANOVA, PENNSYLVANIA 19085
                                 (610) 526-6482

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        ----------------------------

                                  COPIES TO:

       GERARD L. HAWKINS, ESQ.                              WAYNE J. RAPOZO, ESQ.
ELIAS, MATZ, TIERNAN & HERRICK L.L.P.             SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
        734 15TH STREET, N.W.                                 919 THIRD AVENUE
       WASHINGTON, D.C. 20005                           NEW YORK, NEW YORK 10022-3897

                        ----------------------------

        Approximate Date of Commencement of Proposed Sale to the Public:
  As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        ----------------------------

         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         In accordance with the Business Corporation Law of the Commonwealth of Pennsylvania, Article 9 of the Registrant's Articles of Incorporation provide as follows:


         ARTICLE 9. INDEMNIFICATION, ETC. OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS.

         A. PERSONAL LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that by law a director's liability for monetary damages may not be limited.

         B. INDEMNIFICATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Pennsylvania law.

         C. ADVANCEMENT OF EXPENSES. Reasonable expenses incurred by an officer, director, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Section B of this Article 9 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

         D. OTHER RIGHTS. The indemnification and advancement of expenses provided by or pursuant to this Article 9 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         E. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
Article 9.

         F. SECURITY FUND; INDEMNITY AGREEMENTS. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article 9.

         G. MODIFICATION. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article 9 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 9, and no amendment or termination of any trust or other fund created pursuant to Section F of this
Article 9, shall alter to the detriment of such person the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

         H. PROCEEDINGS INITIATED BY INDEMNIFIED PERSONS. Notwithstanding any other provision of this Article 9, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

         In addition, the Corporation carries a liability insurance policy for its officers and directors.

         Under the Declaration of Trust of ML Capital Trust I, the Corporation has agreed to indemnify each of the Trustees of the Trust, and to hold each Trustee harmless against any loss, damage, claim, liability or expense incurred without negligence or bad faith on its part, arising out of, or in connection with, the acceptance or administration of the Declaration of Trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.                        DESCRIPTION
-----------                        -----------

4.1              Indenture of the Corporation relating to the Junior
                 Subordinated Debentures(1)
4.2              Form of Certificate of New Junior Subordinated Debenture*
4.3              Certificate of Trust of ML Capital Trust I*
4.4              Amended and Restated Declaration of Trust of ML Capital Trust
                 I(1)
4.5              Form of New Capital Security Certificate for ML Capital Trust
                 I*
4.6              Form of New Guarantee of the Corporation relating to the New
                 Capital Securities*
4.7              Registration Rights Agreement*
5.1              Opinion and consent of Elias, Matz, Tiernan & Herrick L.L.P.
                 as to legality of the New Junior Subordinated Debentures and the New Guarantee to be issued by the Corporation
5.2 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to legality of the New Capital Securities to be issued by ML
                 Capital Trust I
8 Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to certain federal income tax matters
12.1 Computation of ratio of earnings to fixed charges (excluding interest on deposits)*
12.2 Computation of ratio of earnings to fixed charges (including interest on deposits)*
23.1             Consent of KPMG Peat Marwick LLP*
23.2             Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in
                 Exhibit 5.1)
23.3 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
24 Power of Attorney of certain officers and directors of the Corporation (located on the signature page hereto)*
25.1 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture*
25.2 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Declaration of Trust of ML Capital
                 Trust I*
25.3 Form T-1 Statement of Eligibility of The Bank of New York under the New Guarantee for the benefit of the holders of New
                 Capital Securities of ML Capital Trust I*
99.1             Form of Letter of Transmittal*
99.2             Form of Notice of Guaranteed Delivery*


--------------------
* Previously filed.

(1) Incorporated by reference from the Corporation's Annual Report on Form 10-K for the year ended March 31, 1997 filed with the Commission on June 30, 1997.

ITEM 22. UNDERTAKINGS

         Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Each of the undersigned Registrants hereby also undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and
         (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, ML Bancorp, Inc. certifies that it has reasonable grounds that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Villanova, Commonwealth of Pennsylvania on the 23rd day of July 1997.

                                  ML BANCORP, INC.



                                  By:     /s/Dennis S. Marlo
                                          -------------------------------------
                                          Dennis S. Marlo
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


 /s/Dennis S. Marlo                                   Date:  July 23, 1997
 -------------------------------
 Dennis S. Marlo
 President, Chief Executive
   Officer and Director
   (principal executive officer)



 /s/Brian M. Hartline*                                Date:  July 23, 1997
 -------------------------------
 Brian M. Hartline
 Secretary, Treasurer and
   Chief Financial Officer
   (principal financial and
    accounting officer)


 /s/John R. Eppinger*                                 Date:  July 23, 1997
 -------------------------------
 John R. Eppinger
 Chairman of the Board


 /s/David B. Hastings*                                Date:  July 23, 1997
 -------------------------------
 David B. Hastings
 Director



 -------------------------------
 John J. Leahy
 Director

 -------------------------------
 Henry M. Luedecke
 Director


 /s/Allan Woolford*                                   Date:  July 23, 1997
 -------------------------------
 Allan Woolford
 Director




 ----------------------
 *  By Dennis S. Marlo, attorney-in-fact.

         Pursuant to the requirements of the Securities Act of 1933, ML Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Villanova, Commonwealth of Pennsylvania, on the 23rd day of July 1997.

                                            ML CAPITAL TRUST I



                                            By:  /s/Dennis S. Marlo
                                                 ------------------------------
                                                 Dennis S. Marlo
                                                 Administrative Trustee




                                            By:  /s/Brian M. Harline
                                                 ------------------------------
                                                 Brian M. Hartline
                                                 Administrative Trustee



                                            By:  /s/William J. Glinski
                                                 ------------------------------
                                                 William J. Glinski
                                                 Administrative Trustee

                                 EXHIBIT INDEX

EXHIBIT NO.                        DESCRIPTION
-----------                        -----------

4.1              Indenture of the Corporation relating to the Junior
                 Subordinated Debentures(1)
4.2              Form of Certificate of New Junior Subordinated Debenture*
4.3              Certificate of Trust of ML Capital Trust I*
4.4              Amended and Restated Declaration of Trust of ML Capital Trust
                 I(1)
4.5              Form of New Capital Security Certificate for ML Capital Trust
                 I*
4.6              Form of New Guarantee of the Corporation relating to the New
                 Capital Securities*
4.7              Registration Rights Agreement*
5.1              Opinion and consent of Elias, Matz, Tiernan & Herrick L.L.P.
                 as to legality of the New Junior Subordinated Debentures and the New Guarantee to be issued by the Corporation
5.2 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to legality of the New Capital Securities to be issued by ML
                 Capital Trust I
8 Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to certain federal income tax matters
12.1 Computation of ratio of earnings to fixed charges (excluding interest on deposits)*
12.2 Computation of ratio of earnings to fixed charges (including interest on deposits)*
23.1             Consent of KPMG Peat Marwick LLP*
23.2             Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in
                 Exhibit 5.1)
23.3 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
24 Power of Attorney of certain officers and directors of the Corporation (located on the signature page hereto)*
25.1 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture*
25.2 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Declaration of Trust of ML Capital
                 Trust I*
25.3 Form T-1 Statement of Eligibility of The Bank of New York under the New Guarantee for the benefit of the holders of New
                 Capital Securities of ML Capital Trust I*
99.1             Form of Letter of Transmittal*
99.2             Form of Notice of Guaranteed Delivery*


-----------
* Previously filed.

(1) Incorporated by reference from the Corporation's Annual Report on Form 10-K for the year ended March 31, 1997 filed with the Commission on June 30, 1997.